                                                                    EXHIBIT 3.11

[RYDER SCOTT COMPANY PETROLEUM ENGINEERS LETTERHEAD]


                         CONSENT OF RYDER SCOTT COMPANY
                              PETROLEUM ENGINEERS

     We hereby consent to the reference to our reviews dated March 6, 1998, March 13, 1997, and March 6, 1996, which were used to prepare the Estimated Future Reserves Attributable to Certain Leasehold Interests of Optima Petroleum Corporation as of December 31, 1997, December 31, 1996, and December 31, 1995, respectively, and to the reference to Ryder Scott Company Petroleum Engineers as experts in the field of petroleum engineering.

                                             /s/ Ryder Scott Company
                                             ----------------------------------
                                                      Petroleum Engineers

March 23, 1998